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                               ALSTON & BIRD LLP

                             The Atlantic Building
                                950 F Street, NW
                           Washington, DC 20004-1404

                                  202-756-3300
                               Fax: 202-756-3333
                                 www.alston.com

David J. Baum     Direct Dial: 202-756-3346    E-mail: david.baum@alston.com

May 1, 2009

Board of Directors
Union Security Life Insurance Company of New York
PO Box 3209
Syracuse, NY 13220

Re: Separate Account A
    Union Security Life Insurance Company of New York
    File no. 333-20343

Ladies and Gentlemen:

We have acted as counsel to Union Security Life Insurance Company of New York (the "Company"), a New York insurance company, and its Separate Account A (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuities (the "Contracts") under the Securities Act of 1933, as amended, pursuant to Post-Effective Amendment No. 19 to the Account's Registration Statement on Form N-4 (the "Registration Statement"). We are furnishing this opinion letter to you at the Company's request to enable the Account to fulfill the requirements of Item 24(b)(9) of the Securities and Exchange Commission's (the "Commission") Form N-4.

We have examined (i) the Amended and Restated Charter of the Company, (ii) the Bylaws of the Company, (iii) an Insurance License from the Department of Insurance of the State of New York, (iv) a Certificate of Good Standing from the Department of Insurance of the State of New York, (v) records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, (vi) state approvals of the forms of Contracts, (vii) the Annual Statement of Separate Accounts of the Company, (viii) the Registration Statement and (ix) other documents and agreements we deemed necessary for purposes of expressing the opinions set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates and statements of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

This opinion letter is provided to the Company for its use solely in connection with the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinions rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

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Our opinions set forth below are limited to the General Corporation and
Insurance Law of the State of New York. We do not express any opinion herein concerning any other laws.

Based on the foregoing, it is our opinion that:

1. The Company is a corporation validly existing as a stock life insurance company under the laws of New York and is duly authorized by the Insurance Department of the State of New York to issue the Contracts.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 4240 of the New York Insurance Laws.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company.

Sincerely,

ALSTON & BIRD LLP

By:    /s/ DAVID J. BAUM
       -----------------------------------
       A Partner